Numerex Corp. Contact:
Ken Gayron
770 615-1410

Press Release

For Immediate Release

Numerex Reports Fourth Quarter and Full Year 2015 Financial Results

ATLANTA, GA, March 14, 2016—Numerex Corp. (NASDAQ:NMRX), a leading provider of managed enterprise solutions enabling the Internet of Things (IoT), today announced financial results for its fourth quarter and year ended December 31, 2015.

“Although we are still transitioning our business model, we have started to see improvement in our key metrics, including Recurring Revenue as percentage of Total Revenue, Gross Margin and Adjusted EBITDA compared to last quarter. Significant changes were also made in the current quarter including reconfiguring sales and marketing teams to deliver higher margin recurring services and solutions to our customers, designing new product and service offerings to address unmet demand in our core vertical markets, recruiting a new Chief Financial Officer and hiring a new Chief Technology Officer. With the completion of the new Leadership Team, we are focused on driving a customer-centric culture and building, running and growing a world-class managed services and solutions business with very high recurring revenues as a percentage of total revenues” said Marc Zionts, Chief Executive Officer.

Q4 of 2015 Comparisons to Q3 of 2015

•	Net revenues in Q4 of 2015 were $18.8 million compared to $23.3 million in Q3 of 2015 with the decline due to $4.4 million decrease in low margin Hardware revenue.
•	Subscription and Support revenues were $15.5 million in Q4 of 2015, compared to $15.6 million in Q3 of 2015.
•	Recurring Revenue as a percentage of Total Revenue of 82.5% in Q4 of 2015 compared to 67.0% in Q3 2015.
•	Gross Margin of 63.3% on Subscription and Support Revenue in Q4 2015, compared to 58.2% in Q3 of 2015.
•
Loss from continuing operations, net of income taxes, was $2.4 million in Q4 2015, including a $1.5 million asset impairment compared to net loss of $16.4 million in Q3 of 2015, including the establishment of a $10.1 million tax valuation allowance and $2.5 million asset impairment.

•	Adjusted EBITDA in Q4 of 2015 was $2.0 million compared to $1.7 million in Q3 of 2015.

Mr. Zionts continued, “while our results demonstrate some early progress in the model, we still face headwinds repositioning our business and therefore, I expect it to take a few more quarters before we will see recurring revenues and total revenue increase. I would ask you to have some patience in the transitional period and to recognize that we are taking steps that will make this business better and that will enhance our collective shareholder value. Despite making changes to address our issues, it takes time to stabilize the customer base, grow with current customers and to add new logo wins. I am highly confident that we are making progress on each of these fronts and I’m encouraged by some of our early wins. For example, we have turned around customers that would have otherwise left Numerex, we have won more new accounts over the past few months than we did in the prior 9 months and we now have a healthy and growing pipeline. As a final point, we also successfully refinanced our bank facility with a new lender, Crystal Financial LLC, that provides more flexibility than the prior credit facility and supports our plans for transforming the company.”

Q4 of 2015 Comparisons to Q4 of 2014

•	Net revenues in Q4 of 2015 were $18.8 million compared to $24.9 million in Q4 of 2014 with the decline mainly due to $4.1 million decrease in Hardware revenue.
•	Subscription and Support revenues were $15.5 million in Q4 of 2015, compared to $17.5 million in Q4 of 2014.
•	Recurring Revenue as a percentage of Total Revenue of 82.5% in Q4 of 2015 compared to 70.4% in Q4 2014.
•	Gross Margin of 63.3% on Subscription and Support Revenue in Q4 2015, compared to 61.6% in Q4 of 2014.
•	Loss from continuing operations, net of income taxes, was $2.4 million in Q4 2015, including a $1.5 million asset impairment compared to net income of $601 thousand in Q4 of 2014.
•	Adjusted EBITDA in Q4 of 2015 was $2.0 million compared to $3.5 million in Q4 of 2014.

Fiscal Year 2015 Comparison Fiscal Year 2014

•	Net revenues in Fiscal Year 2015 were $89.5 million compared to $93.9 million in 2014 with the decline mainly due to a $3.8 million decrease in Hardware revenue.
•	Subscription and Support revenues were $64.4 million in Fiscal Year 2015, compared to $65.0 million in 2014.
•	Recurring Revenue as a percentage of Total Revenue of 72.0% in Fiscal Year 2015 compared to 69.3% in 2014.
•	Gross Margin of 60.5% on Subscription and Support Revenue in Fiscal Year 2015, compared to 61.0% in 2014.
•
Loss from continuing operations, net of income taxes, was $19.2 million in Fiscal Year 2015, including the establishment of a $10.1 million tax valuation allowance and $4.0 million asset impairment, compared to net income of $2.2 million in 2014.

•	Adjusted EBITDA was $9.3 million in Fiscal Year 2015 compared to $12.6 million in 2014.

Financial Metrics
	Unaudited Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Subscription and support revenues ($ in millions)	$15.5	$15.6	$17.5	$64.4	$65.0
Recurring revenue - Subscription and support
revenues as a percentage of total revenue	82.5%	67.0%	70.4%	72.0%	69.3%
Gross margin -- subscription and support revenues	63.3%	58.2%	61.6%	60.5%	61.0%
(Loss) income from continuing operations, net of
income taxes ($ in millions)	$(2.4)	$(16.4)	$0.6	$(19.2)	$2.2
Diluted EPS from continuing operations	$(0.13)	$(0.86)	$0.03	$(1.00)	$0.12

Non-GAAP Measures* (Unaudited)

Adjusted EBITDA ($ in millions)	$2.0	$1.7	$3.5	$9.3	$12.6
Adjusted EBITDA as a percent of total revenue	10.5%	7.1%	14.3%	10.4%	13.4%
Adjusted EBITDA per diluted share	$0.10	$0.09	$0.18	$0.49	$0.66
______________
* Refer to the section of this press release entitled "Non-GAAP (Adjusted) Financial Measures" for a discussion of these non-GAAP items and a reconciliation to the most comparable GAAP measure.

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 4:30 p.m. Eastern Time. Please dial (877) 303-9240 or, if outside the U.S. and Canada, (760) 666-3571 to access the conference call at least five minutes prior to 4:30 p.m. Eastern Time start time. A live webcast of the call will also be available at www.numerex.com under the Investor Relations section. The audio replay will be posted two hours after the end of the call on the Company’s website or by dialing (855) 859-2056 or (404) 537-3406 if outside the US and Canada and entering the conference ID 6197 6966. The replay will be available for the next 10 days.

About Numerex
Numerex Corp. (NASDAQ:NMRX) is a leading provider of managed enterprise solutions enabling the Internet of Things (IoT). The Company's solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated platforms, which are generally sold on a subscription basis. The Company offers a portfolio of managed end-to-end IoT solutions including smart devices, network connectivity and service applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers. The Company's mission is to empower enterprise operations with world-class, managed IoT solutions that are simple, innovative, scalable, and secure. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on data security, service reliability and around-the-clock support of its customers. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to capture greater recurring subscription revenues; our ability to efficiently utilize cloud computing to expand our services; the risks that a substantial portion of revenues derived from contracts may be terminated at any time; the risks that our strategic suppliers and/ or wireless network operators materially change or disrupt the flow of products or services; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new products and services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances, partnerships and/or wireless network operators will not yield substantial revenues; changes in financial and capital markets and the inability to raise growth capital on favorable terms, if at all; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and the extent and timing of technological changes.

© 2016 Numerex Corp. All rights reserved. Numerex, the Numerex logo and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.

NUMEREX CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Unaudited Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Net revenues:
Subscription and support revenues	$15,497	$15,624	$17,490	$64,371	$65,020
Embedded devices and hardware	3,288	7,710	7,365	25,079	28,849
Total net revenues	18,785	23,334	24,855	89,450	93,869
Cost of sales, exclusive of a portion of
depreciation and amortization shown below:
Subscription and support revenues	5,682	6,538	6,724	25,410	25,371
Embedded devices and hardware	3,148	6,958	6,587	22,981	24,690
Inventory reserves	46	1,277	129	1,343	544
Impairment of other asset	-	1,275	-	1,275	-
Gross profit	9,909	7,286	11,415	38,441	43,264
Operating expenses:
Sales and marketing	3,310	3,047	2,809	12,446	11,876
General and administrative	3,690	4,507	3,856	15,798	15,063
Engineering and development	2,257	2,201	2,215	8,952	8,009
Depreciation and amortization	1,703	2,100	1,632	7,116	6,201
Impairment of goodwill and other intangible assets	1,462	1,250	-	2,712	-
Operating (loss) income	(2,513)	(5,819)	903	(8,583)	2,115
Interest expense	203	188	234	806	798
Other income, net	(33)	(31)	(68)	(134)	(1,338)
(Loss) income from continuing
operations before income taxes	(2,683)	(5,976)	737	(9,255)	2,655
Income tax expense	(257)	10,404	136	9,902	419
(Loss) income from continuing
operations, net of income taxes	(2,426)	(16,380)	601	(19,157)	2,236
Loss from discontinued
operations, net of income taxes	-	-	-	-	(492)
Net (loss) income	$(2,426)	$(16,380)	$601	$(19,157)	$1,744

Basic earnings per share:
(Loss) income from continuing operations	$(0.13)	$(0.86)	$0.03	$(1.00)	$0.12
Loss from discontinued operations	-	-	-	-	(0.03)
Net (loss) income	$(0.13)	$(0.86)	$0.03	$(1.00)	$0.09

Diluted earnings per share:
(Loss) income from continuing operations	$(0.13)	$(0.86)	$0.03	$(1.00)	$0.12
Loss from discontinued operations	-	-	-	-	(0.03)
Net (loss) income	$(0.13)	$(0.86)	$0.03	$(1.00)	$0.09

Weighted average shares outstanding used
in computing earnings per share:
Basic	19,305	19,137	18,987	19,117	18,922
Diluted	19,305	19,137	19,336	19,117	19,268

NUMEREX CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31,	December 31,
	2015	2014(1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,237	$17,270
Accounts receivable, less allowance for doubtful accounts of $618 and $652	9,237	12,287
Financing receivables, current	1,780	1,595
Inventory, net of reserve for obsolescence of $2,706 and $1,397	7,617	8,410
Prepaid expenses and other current assets	2,037	2,329
Deferred tax assets, current	603	3,161
TOTAL CURRENT ASSETS	37,511	45,052

Financing receivables, less current portion	2,330	2,984
Property and equipment, net of accumulated depreciation
and amortization of $6,632 and $3,815	4,795	4,889
Software, net of accumulated amortization of $9,503 and $6,409	7,146	6,106
Other intangible assets, net of accumulated amortization of $17,184 and $15,139	15,722	19,163
Goodwill	43,424	44,348
Deferred tax assets, less current portion	-	5,816
Other assets	699	2,585
TOTAL ASSETS	$111,627	$130,943

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$11,390	$12,257
Accrued expenses and other current liabilities	2,864	2,471
Deferred revenues	1,942	2,258
Current portion of long-term debt	3,750	4,251
Obligations under capital lease	-	148
TOTAL CURRENT LIABILITIES	19,946	21,385

Long-term debt, less current portion	15,599	19,350
Deferred tax liabilities, noncurrent	1,595	-
Other liabilities	1,891	1,346
TOTAL LIABILITIES	39,031	42,081

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; 3,000 authorized; none issued	-	-
Class A common stock, no par value; 30,000 authorized;
20,652 and 20,284 issued; 19,177 and 18,992 outstanding	-	-
Class B common stock, no par value; 5,000 authorized; none issued	-	-
Additional paid-in capital	102,108	99,056
Treasury stock, at cost; 1,316 and 1,292 shares	(5,444)	(5,352)
Accumulated other comprehensive loss	(117)	(48)
Accumulated deficit	(23,951)	(4,794)
TOTAL SHAREHOLDERS' EQUITY	72,596	88,862
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$111,627	$130,943
_______________________
(1) The balance sheet as of December 31, 2014 has been recast to reflect a $200 measurement period adjustment between goodwill and non-current deferred tax assets. The adjustment had no effect on the statement of operations.

NUMEREX CORP. AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

Earnings before interest, taxes, depreciation and amortization expenses (EBITDA) and Adjusted EBITDA, which are presented below, are non-GAAP measures and do not purport to be alternatives to operating income as a measure of operating performance. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share are useful to and used by investors and other users of the financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across periods.

We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest, income tax, and depreciation and amortization expenses, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
Investors commonly adjust EBITDA information to eliminate the effect of equity-based compensation and other unusual or infrequently occurring items which vary widely from company-to-company and impair comparability.

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA per diluted share:

•	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis
•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
•	in communications with the board of directors, analysts and investors concerning our financial performance.

Although we believe, for the foregoing reasons, that the presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, the non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. The non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

Adjusted EBITDA is calculated by excluding the effect of equity-based compensation and non-operational items from the calculation of EBITDA. Management believes that this measure provides additional relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.

We believe that excluding depreciation and amortization expenses of property, equipment and intangible assets to calculate EBITDA and Adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on our estimates of remaining useful lives.

We believe that excluding the effects of equity-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding equity-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of equity-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Equity-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP income from continuing operations by providing income from continuing operations, excluding the effect of equity-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Adjusted EBITDA excludes non-cash and other charges including impairment charges, an unusual reserve for inventory, executive severance and recruiting fees, costs related to an internal ERP systems integration upgrade, a network systems evaluation and acquisition related costs. We believe that these costs are unusual costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations

EBITDA and Adjusted EBITDA are not measures of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to – not a substitute for – results of operations presented on the basis of GAAP. EBITDA and Adjusted EBITDA do not purport to represent cash flow provided by operating activities as defined by GAAP. Furthermore, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly-titled measures reported by other companies.

NUMEREX CORP. AND SUBSIDIARIES
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF
INCOME TAXES, TO EBITDA AND ADJUSTED EBITDA, INCLUDING PER SHARE AMOUNTS

The following table reconciles the specific items excluded from GAAP in the calculation of EBITDA and Adjusted EBITDA for the periods indicated below (in thousands, except per share amounts):

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
EBITDA and Adjusted EBITDA (non-GAAP) (Unaudited)
(Loss) income from continuing operations, net of income taxes (GAAP)	$(2,426)	$(16,380)	$601	$(19,157)	$2,236
Depreciation and amortization expense	2,054	2,381	1,843	8,217	6,812
Interest expense and other non-operating expense (income), net	170	157	166	672	(540)
Income tax (benefit) expense	(257)	10,404	136	9,902	419
EBITDA (non-GAAP)	(459)	(3,438)	2,746	(366)	8,927
Equity-based compensation expense	354	738	732	2,673	2,565
Non-cash and other items	2,070	4,360	65	7,014	1,129
Adjusted EBITDA (non-GAAP)	$1,965	$1,660	$3,543	$9,321	$12,621

(Loss) income from continuing operations, net of income
taxes, per diluted share (GAAP)	$(0.13)	$(0.86)	$0.03	$(1.00)	$0.12
EDITDA per diluted share (non-GAAP)	(0.02)	(0.18)	0.14	(0.02)	0.46
Adjusted EBITDA per diluted share (non-GAAP)	0.10	0.09	0.18	0.49	0.66

Weighted average shares outstanding used in
computing diluted per share amounts	19,305	19,137	19,336	19,117	19,268

As noted above non-cash and other items include impairment charges, reserve for inventory, executive severance and recruiting fees, costs related to an internal ERP systems integration upgrade, a network systems evaluation and acquisition related costs.

Adjusted EBITDA excludes non-cash and other charges including impairment charges, an unusual reserve for inventory, executive severance and recruiting fees, costs related to an internal ERP systems integration upgrade, a network systems evaluation and acquisition related costs. We believe that these costs are unusual costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a component of ongoing operations.

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